                                                                   EXHIBIT 99.01

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of MBIA Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and changes in shareholders' equity and cash flows present fairly, in all material respects, the financial position of MBIA Inc. and Subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion of these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



                                /s/ PricewaterhouseCoopers LLP
                               --------------------------------


New York, New York
September 21, 1998

                                      (1)

                                   MBIA INC.


                         RESTATED FINANCIAL STATEMENTS


                       AS OF DECEMBER 31, 1997 AND 1996
                            AND FOR THE YEARS ENDED
                       DECEMBER 31, 1997, 1996 AND 1995

                                      (2)

                          MBIA INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF INCOME (RESTATED)


                                                           Years ended December 31
                                                     -----------------------------------
Dollars in thousands
except per share amounts                              1997           1996          1995
REVENUES
    Insurance:
      Gross premiums written                         $651,890      $533,513     $405,963
      Ceded premiums                                 (116,526)      (69,956)     (61,042)
                                                   ----------    ----------    ---------
         Net premiums written                         535,364       463,557      344,921
      Increase in deferred premium revenue           (185,827)     (171,288)    (100,607)
                                                   ----------    ----------    ---------
         Premiums earned (net of ceded premiums
            of $62,353, $48,679 and $39,027)          349,537       292,269      244,314
      Net investment income                           301,415       265,467      232,701
      Net realized gains                               16,903         9,936       12,663
      Advisory fees                                    17,110        10,786        7,349
    Investment management services:
      Income                                           47,174        44,331       35,310
      Net realized gains (losses)                       3,416         2,572       (6,092)
    Other                                              28,214         5,466        4,416
                                                   ----------    ----------    ---------
      Total revenues                                  763,769       630,827      530,661
                                                   ----------    ----------    ---------
EXPENSES
    Insurance:
      Losses and loss adjustment                       31,877        20,149       13,780
      Policy acquisition costs, net                    34,897        30,016       27,809
      Operating                                        76,580        68,854       58,226
    Investment management services                     29,822        26,357       23,998
    Interest                                           38,653        34,665       29,642
    Other                                              26,688         2,371        2,197
                                                   ----------    ----------    ---------
      Total expenses                                  238,517       182,412      155,652
                                                   ----------    ----------    ---------

Income before income taxes                            525,252       448,415      375,009

Provision for income taxes                            119,642       100,679       84,719
                                                   ----------    ----------    ---------
NET INCOME                                           $405,610      $347,736     $290,290
                                                   ==========    ==========    =========
NET INCOME PER COMMON SHARE:
    BASIC                                            $  4.18       $  3.68      $  3.21
    DILUTED                                          $  4.12       $  3.62      $  3.15
Weighted average number of common shares outstanding:
    Basic                                          96,937,314    94,368,038   90,465,515
    Diluted                                        98,344,163    96,159,066   92,140,436

              The accompanying notes are an integral part of the
                      consolidated financial statements.

                                      (3)

                          MBIA INC. AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS (RESTATED)

Dollars in thousands
except per share amounts                                                      December 31, 1997     December 31, 1996
ASSETS
Investments:
     Fixed-maturity securities held as available-for-sale
        at fair value (amortized cost $4,936,760 and $4,303,846)                     $5,211,311          $4,455,122
     Short-term investments, at amortized cost
        (which approximates fair value)                                                 303,898             209,840
     Other investments                                                                   51,693              49,737
                                                                                ----------------    ----------------
                                                                                      5,566,902           4,714,699
     Municipal investment agreement portfolio held as available-for-sale
        at fair value (amortized cost $3,241,703 and $3,263,211)                      3,341,394           3,293,298
                                                                                ----------------    ----------------
             TOTAL INVESTMENTS                                                        8,908,296           8,007,997
Cash and cash equivalents                                                                26,296              10,266
Securities borrowed or purchased under agreements to resell                             472,963             217,000
Accrued investment income                                                               121,090             108,589
Deferred acquisition costs                                                              216,165             196,889
Prepaid reinsurance premiums                                                            289,508             235,335
Goodwill (less accumulated amortization of $55,788 and $48,037)                         121,642             107,769
Property and equipment, at cost (less accumulated depreciation
     of $31,882 and $26,650)                                                             66,709              54,606
Receivable for investments sold                                                          13,435                 980
Other assets                                                                            148,887              91,446
                                                                                ----------------    ----------------
             TOTAL ASSETS                                                           $10,384,991          $9,030,877
                                                                                ================    ================
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Deferred premium revenue                                                        $2,090,460          $1,854,137
     Loss and loss adjustment expense reserves                                          103,061              70,299
     Municipal investment agreements                                                  1,974,165           2,290,609
     Municipal repurchase agreements                                                  1,177,022             968,671
     Long-term debt                                                                     488,878             389,010
     Short-term debt                                                                     20,000              29,100
     Securities loaned or sold under agreements to repurchase                           606,263             217,000
     Deferred income taxes                                                              298,498             216,082
     Deferred fee revenue                                                                48,126              39,417
     Payable for investments purchased                                                   44,007              52,029
     Other liabilities                                                                  172,999             143,300
                                                                                ----------------    ----------------
             TOTAL LIABILITIES                                                        7,023,479           6,269,654
                                                                                ----------------    ----------------
COMMITMENTS AND CONTINGENCIES
Shareholders' Equity:
     Preferred stock, par value $1 per share; authorized shares--10,000,000;
        issued and outstanding--none                                                        ---                 ---
     Common stock, par value $1 per share; authorized shares--200,000,000;
        issued shares -- 98,754,523 and 95,458,499                                       98,754              95,458
     Additional paid-in capital                                                       1,133,950             984,303
     Retained earnings                                                                1,901,608           1,572,646
     Cumulative translation adjustment                                                   (9,040)             (1,056)
     Unrealized appreciation of investments,
        net of deferred income tax provision of $132,026 and $62,689                    245,135             116,353
     Unallocated ESOP shares                                                             (4,083)             (5,430)
     Unearned compensation - restricted stock                                            (4,812)             (1,051)
                                                                                ----------------    ----------------
             TOTAL SHAREHOLDERS' EQUITY                                               3,361,512           2,761,223
                                                                                ----------------    ----------------
             TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                             $10,384,991          $9,030,877
                                                                                ================    ================

              The accompanying notes are an integral part of the
                      consolidated financial statements.

                                      (4)

                          MBIA INC. AND SUBSIDIARIES
   CONSOLIDATED STATEMENTS OF CHANGES IN  SHAREHOLDERS'  EQUITY  (RESTATED)
             For the years ended December 31, 1997, 1996 and 1995

                                                                                            Unrealized
                                  Common Stock    Additional                Cumulative    Appreciation
In thousands except             ----------------     Paid-in    Retained   Translation  (Depreciation)
per share amounts               Shares    Amount     Capital    Earnings    Adjustment  of Investments
------------------------        ------   -------  ----------  ----------  ------------  ---------------
BALANCE, JANUARY 1, 1995        91,087   $91,087  $  838,882  $1,077,766     $    503         $(92,082)
-------------------------------------------------------------------------------------------------------
Net proceeds from
 issuance of shares              1,723     1,723      67,300         ---          ---              ---
Allocation of ESOP shares          ---       ---         ---         ---          ---              ---
Unearned compensation -
 restricted stock                  ---       ---         ---         116          ---              ---
Exercise of stock options          ---       ---       -----     (12,806)         ---              ---
Net income                         ---       ---         ---     290,290          ---              ---
Change in foreign
 currency translation              ---       ---         ---         ---        2,330              ---
Change in unrealized
 appreciation of investments
 net of change in deferred
 income taxes of $(162,694)        ---       ---         ---         ---          ---          302,173
Dividends (declared per
 common share $0.655,
 paid per common share $0.638)     ---       ---         ---     (59,055)         ---              ---
-------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1995      92,810    92,810     906,182   1,296,311        2,833          210,091
-------------------------------------------------------------------------------------------------------
Net proceeds from
 issuance of shares              1,690     1,690      53,190         ---          ---              ---
Allocation of ESOP shares          ---       ---         ---         ---          ---              ---
Unearned compensation -
 restricted stock                  ---       ---         ---         ---          ---              ---
Exercise of stock options          958       958      24,931      (1,757)         ---              ---
Net income                         ---       ---         ---     347,736          ---              ---
Change in foreign
 currency translation              ---       ---         ---         ---       (3,889)             ---
Change in unrealized
 appreciation of investments
 net of change in deferred
 income taxes of $50,874           ---       ---         ---         ---          ---          (93,738)
Dividends (declared
 per common share $0.725,
 paid per common share $0.708)     ---       ---         ---     (69,644)         ---              ---
-------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1996      95,458    95,458     984,303   1,572,646       (1,056)         116,353
-------------------------------------------------------------------------------------------------------
Net proceeds from
 issuance of shares              2,679     2,679     125,096         ---          ---              ---
Allocation of ESOP shares          ---       ---         ---         ---          ---              ---
Unearned compensation -
 restricted stock                   67        67       3,729         ---          ---              ---
Stock issued for
 acquisition                       120       120       6,880         ---          ---              ---
Exercise of stock options           430       430      13,942         ---          ---              ---
Net income                         ---       ---         ---     405,610          ---              ---
Change in foreign
 currency translation              ---       ---         ---         ---       (7,984)             ---
Change in unrealized
 appreciation of
 investments, net
 of change in deferred
 income taxes of $(69,337)         ---       ---         ---         ---          ---          128,782
Dividends (declared per
 common share $0.770,
 paid per common share $0.765)     ---       ---         ---     (76,648)         ---              ---
-------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1997      98,754   $98,754  $1,133,950  $1,901,608      $(9,040)        $245,135
=======================================================================================================

                                                  Unearned
                                 Unallocated  Compensation-   Treasury Stock
In thousands except                     ESOP     Restricted  -----------------
per share amounts                     Shares          Stock  Shares   Amount
------------------------          ----------- --------------  ------  --------
BALANCE, JANUARY 1, 1995             (7,169)            ---   (924)  $(28,146)
------------------------------------------------------------------------------
Net proceeds from
 issuance of shares                     ---             ---    ---        ---
Allocation of ESOP shares               672             ---    ---        ---
Unearned compensation -
 restricted stock                       ---            (426)    12        319
Exercise of stock options               ---             ---    764     23,741
Net income                              ---             ---    ---        ---
Change in foreign
 currency translation                   ---             ---    ---        ---
Change in unrealized
 appreciation of investments
 net of change in deferred
 income taxes of $(162,694)             ---             ---    ---        ---
Dividends (declared per
 common share $0.655,
 paid per common share $0.638)          ---             ---    ---        ---
------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1995           (6,497)           (426)  (148)    (4,086)
------------------------------------------------------------------------------
Net proceeds from
 issuance of shares                     ---             ---    ---        ---
Allocation of ESOP shares             1,067             ---    ---        ---
Unearned compensation -


 restricted stock                       ---            (625)   ---        ---
Exercise of stock options               ---             ---    148      4,086
Net income                              ---             ---    ---        ---
Change in foreign
 currency translation                   ---             ---    ---        ---
Change in unrealized
 appreciation of investments
 net of change in deferred
 income taxes of $50,874                ---             ---    ---        ---
Dividends (declared
 per common share $0.725,
 paid per common share $0.708)          ---             ---    ---        ---
-----------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1996           (5,430)         (1,051)   ---        ---
-----------------------------------------------------------------------------
Net proceeds from
 issuance of shares                     ---             ---    ---        ---
Allocation of ESOP shares             1,347             ---    ---        ---
Unearned compensation -
 restricted stock                       ---          (3,761)   ---        ---
Stock issued for
 acquisition                            ---             ---    ---        ---
Exercise of stock option                ---             ---    ---        ---
Net income                              ---             ---    ---        ---
Change in foreign
 currency translation                   ---             ---    ---        ---
Change in unrealized
 appreciation of
 investments, net
 of change in deferred
 income taxes of $(69,337)              ---             ---    ---        ---
Dividends (declared per
 common share $0.770,
 paid per common share $0.765)          ---             ---    ---        ---
-----------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1997           (4,083)        $(4,812)   ---        ---
=============================================================================

               The accompanying notes are an integral part of the
                       consolidated financial statements.
                                      (5)

                           MBIA INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (RESTATED)

                                                                                           Years ended December 31
                                                                               ------------------------------------------------
Dollars in thousands                                                                1997              1996              1995
-------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                                $   405,610       $   347,736       $   290,290
     Adjustments to reconcile net income to net cash provided
       by operating activities:
       Increase in accrued investment income                                       (12,501)          (18,420)          (18,877)
       Increase in deferred acquisition costs                                      (19,276)          (20,088)          (18,279)
       Increase in prepaid reinsurance premiums                                    (54,173)          (21,277)          (22,015)
       Increase in deferred premium revenue                                        240,000           192,565           122,622
       Increase in loss and loss adjustment expense reserves                        32,762            21,246             3,714
       Depreciation                                                                  6,284             4,949             4,488
       Amortization of goodwill                                                      7,751             6,380             6,499
       Amortization of bond discount, net                                          (20,191)          (20,933)          (18,468)
       Net realized gains on sale of investments                                   (20,319)          (12,508)           (6,571)
       Deferred income taxes                                                        13,191             9,521            14,534
       Other, net                                                                  (30,606)              338            51,182
                                                                            ---------------   ---------------    --------------
       Total adjustments to net income                                             142,922           141,773           118,829
                                                                            ---------------   ---------------    --------------
       Net cash provided by operating activities                                   548,532           489,509           409,119
                                                                            ---------------   ---------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of fixed-maturity securities, net
       of payable for investments purchased                                     (2,296,490)       (1,743,180)       (1,321,193)
     Sale of fixed-maturity securities, net of
       receivable for investments sold                                           1,336,458           931,033           773,405
     Redemption of fixed-maturity securities, net of
       receivable for investments redeemed                                         251,793           281,860           121,428
     Purchase of short-term investments                                            (15,022)           (5,705)          (54,591)
     Purchase of other investments                                                    (559)             (394)           (1,065)
     Sale of other investments                                                       1,223               862             6,926
     Purchases for municipal investment agreement
       portfolio, net of payable for investments purchased                      (1,447,004)       (1,861,126)       (2,210,571)
     Sales from municipal investment agreement
       portfolio, net of receivable for investments sold                         1,487,437         1,264,033         1,115,239
     Capital expenditures, net of disposals                                        (17,369)          (10,150)           (7,698)
     Other, net                                                                    (14,554)           (2,445)          (10,713)
                                                                            ---------------   ---------------    --------------
       Net cash used by investing activities                                      (714,087)       (1,145,212)       (1,588,833)
                                                                            ---------------   ---------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net proceeds from issuance of common stock                                    127,775            54,880            69,023
     Net proceeds from issuance of long-term debt                                   98,880               ---            74,344
     Net (repayment) proceeds from (retirement) issuance
       of short-term debt                                                           (9,100)           11,100               ---
     Dividends paid                                                                (76,743)          (69,795)          (57,595)
     Proceeds from issuance of municipal investment
       and repurchase agreements                                                 1,823,422         2,242,872         2,351,206
     Payments for drawdowns of municipal investment
       and repurchase agreements                                                (1,930,321)       (1,628,310)       (1,251,517)
     Securities loaned or sold under agreements
       to repurchase, net                                                          133,300               ---               ---
     Exercise of stock options                                                      14,372            28,218            10,935
                                                                            ---------------   ---------------    --------------
       Net cash provided by financing activities                                   181,585           638,965         1,196,396
                                                                            ---------------   ---------------    --------------
Net increase (decrease) in cash and cash equivalents                                16,030           (16,738)           16,682
Cash and cash equivalents - beginning of year                                       10,266            27,004            10,322
                                                                            ---------------   ---------------    --------------
Cash and cash equivalents - end of year                                        $    26,296       $    10,266      $     27,004
                                                                            ---------------   ---------------    --------------

SUPPLEMENTAL CASH FLOW DISCLOSURES:
     Income taxes paid                                                         $   103,065       $    79,671      $     59,516
     Interest paid:
       Municipal investment and
         repurchase agreements                                                 $   195,344       $   172,237      $    104,301
       Long-term debt                                                               32,953            32,850            27,703
       Short-term debt                                                               2,017             1,309             1,228

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                      (6)

                           MBIA INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. BUSINESS AND ORGANIZATION
----------------------------
MBIA Inc. (the company) was incorporated in Connecticut on November 12, 1986 as a licensed insurer and, through a series of transactions during December 1986, became the successor to the business of the Municipal Bond Insurance Association (the Association), a voluntary unincorporated association of insurers writing municipal bond and note insurance as agent for the member insurance companies. The company operates its insurance business primarily through its wholly owned subsidiaries, MBIA Insurance Corporation (MBIA Corp.) and Capital Markets Assurance Corporation (CMAC).

   On February 17, 1998, MBIA Inc. consummated a merger with CapMAC Holdings Inc. ("CapMAC"), by exchanging 8.1 million shares of its common stock for all of the common stock of CapMAC. Each share of CapMAC was exchanged for 0.4675 of one share of MBIA Inc. common stock. On July 31, 1998, MBIA Inc. completed a merger of its investment management business with 1838 Investment Advisors ("1838") through the issuance of 1.1 million shares of common stock. Each share of 1838 was exchanged for 2.134 shares of MBIA Inc.

   The mergers constituted tax-free reorganizations and have been accounted for as pooling of interests under Accounting Principles Board Opinion No. 16. Accordingly, all prior period consolidated financial statements presented have been restated to include the combined results of operations, financial position and cash flows of CapMAC and 1838 as though they had always been a part of MBIA Inc.

   There were no transactions between MBIA Inc., CapMAC and/or 1838 prior to the combinations, and immaterial adjustments were recorded to conform CapMAC's and 1838's accounting policies. Certain reclassifications were made to the CapMAC and 1838 financial statements to conform to MBIA Inc.'s presentations.

   The results of operations for the separate companies and the combined amounts presented in the consolidated financial statements follow:

                              Year ended        Year ended        Year ended
                            December 31,      December 31,      December 31,
(Dollar in thousands)               1997              1996              1995
------------------------------------------------------------------------------
Premiums earned
  MBIA                          $297,377          $251,712          $215,072
  CapMAC                          52,160            40,557            29,242
                              ------------------------------------------------
    Combined                    $349,537          $292,269          $244,314
                              ================================================
Net income
  MBIA                          $374,176          $322,163          $271,419
  CapMAC                          23,989            19,679            14,586
  1838                             7,445             5,894             4,285
                              ------------------------------------------------
    Combined                    $405,610          $347,736          $290,290
                              ================================================

                                       (7)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


   Effective December 31, 1989, the company acquired for $288 million all of the outstanding stock of Bond Investors Group, Inc. (BIG), the parent company of Bond Investors Guaranty Insurance Company, which was subsequently renamed MBIA Insurance Corp. of Illinois (MBIA Illinois). The acquisition of BIG has been accounted for as a purchase and the price was allocated to the net assets of the acquired company based on the fair value of such assets and liabilities at the date of acquisition.

   In 1990, the company formed MBIA Assurance S.A. (MBIA Assurance), a wholly owned French subsidiary, to write financial guarantee insurance in the international community. MBIA Assurance provides insurance for public infrastructure financings, structured finance transactions and certain obligations of financial institutions. The stock of MBIA Assurance was contributed to MBIA Corp. in 1991 and, pursuant to a reinsurance agreement with MBIA Corp., a substantial amount of the risks insured by MBIA Assurance is reinsured by MBIA Corp.

   At the end of 1990, MBIA Municipal Investors Service Corporation (MBIA-MISC) was formed as a wholly owned subsidiary of the company. MBIA-MISC operates cooperative cash management programs for school districts and municipalities.

   In 1993, the company formed a wholly owned subsidiary, MBIA Investment Management Corp. (IMC). IMC provides guaranteed investment agreements to states, municipalities and municipal authorities that are guaranteed as to principal and interest.

   In 1994, the company formed a wholly owned subsidiary, MBIA Securities Corp. which was subsequently renamed MBIA Capital Management Corp., (CMC). CMC provides fixed-income investment management services for the company, its municipal cash management service businesses and public pension funds.

   In December 1995, as part of its strategy to expand into Asia, CapMAC purchased 36.3% of CapMAC Asia Ltd. As of December 31, 1997, CapMAC currently owns 30.7% of CapMAC Asia Ltd. CapMAC Asia Ltd. has a 33.33% investment in Asia Credit Services (Pte) Ltd. ("Asia Services"). Asia Services owns all of the stock of Asian Securitization & Infrastructure Assurance (Pte) Ltd. ("ASIA Ltd."), a regional financial guarantee company located in Singapore. ASIA Ltd. was formed to provide guarantees of high quality debt securities in the primary and secondary Asian fixed income capital markets and, together with Asia Services, to engage in related business activities in the Asian capital markets and to provide technical advice and assistance in connection with Asian securitization transactions.

   In 1996,  MBIA-MISC  acquired  American Money  Management  Associates,  Inc.,
(AMMA), which provides investment and treasury management consulting services for municipal and quasi-public sector clients.

                                       (8)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


   In 1996, the company formed a wholly owned subsidiary, Strategic Services, Inc., which was subsequently renamed MBIA MuniServices Company (MuniServices). Also in 1996, MuniServices acquired an interest in Capital Asset Holdings Inc. (Capital Asset), a limited partnership that buys, services and manages delinquent municipal tax liens. In January 1997, MuniServices acquired a 95 percent interest in the Municipal Tax Bureau (MTB) of Philadelphia, a provider of tax compliance services to state and local governments. In July 1997, MuniServices acquired MuniFinancial, a public finance consulting firm specializing in municipal debt administration.

     In early 1997, CMAC made an investment of 50 million French Francs (approximately 10 million U. S. dollars) in CapMAC Assurance S.A., an insurance subsidiary established in Paris, France. CapMAC Assurance S.A. is licensed to write financial guarantee insurance in the European Union member states. CapMAC Assurance S. A. has had only limited business activity to date.

   CapMAC Financial Services Inc. ("CFS") and CapMAC Financial Services (Europe) Ltd. ("CFS Europe") receive fees for providing advisory, consulting and structuring services to third parties. CFS also provides various services, including underwriting, reinsurance, marketing, data processing and other services to CapMAC and its other subsidiaries. CapMAC and its other subsidiaries pay CFS a fee for providing such services, but not in excess of CFS' cost for such services.


2.  SIGNIFICANT ACCOUNTING POLICIES
-----------------------------------
The consolidated financial statements have been prepared on the basis of generally accepted accounting principles (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant accounting policies are as follows:

CONSOLIDATION
The consolidated financial statements include the accounts of the company and its significant subsidiaries. All significant intercompany balances have been eliminated. Certain amounts have been reclassified in prior years' financial statements to conform to the current presentation.

INVESTMENTS
The company's entire investment portfolio is considered available-for-sale and is reported in the financial statements at fair value, with unrealized gains and losses, net of deferred taxes, reflected as a separate component of shareholders' equity.

                                       (9)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


   Bond discounts and premiums are amortized using the effective-yield method over the remaining term of the securities. For pre-refunded bonds the remaining term is determined based on the contractual refunding date. Short-term investments are carried at amortized cost, which approximates fair value, and include all fixed-maturity securities, other than those held in the municipal investment agreement portfolio, with a remaining term to maturity of less than one year. Investment income is recorded as earned. Realized gains or losses on the sale of investments are determined by specific identification, and are included as a separate component of revenues.

   Investment income from the municipal investment agreement portfolio is recorded as a component of investment management services income. Municipal investment agreement portfolio accrued interest income, receivables for investments sold and payables for investments purchased are included in the respective consolidated accounts.

   Other investments include the company's interest in a limited partnership and a mutual fund which invests principally in marketable equity securities. The company records dividends from these investments as a component of investment income. In addition, the company records its share of the unrealized gains and losses on these investments, net of applicable deferred income taxes, as a separate component of shareholders' equity.

CASH AND CASH EQUIVALENTS
Cash and cash equivalents include cash on hand and demand deposits with banks.

SECURITIES BORROWED OR PURCHASED UNDER AGREEMENTS TO RESELL AND SECURITIES LOANED OR SOLD UNDER AGREEMENTS TO REPURCHASE
Securities borrowed or purchased under agreements to resell and securities loaned or sold under agreements to repurchase are accounted for as collateralized transactions and are recorded at principal or contract value. It is the company's policy to take possession of securities borrowed or purchased under agreements to resell.

   The company minimizes the credit risk that counterparties to transactions might be unable to fulfill their contractual obligations by monitoring customer credit exposure and collateral value and requiring additional collateral to be deposited with the company when deemed necessary.

POLICY ACQUISITION COSTS
Policy acquisition costs include only those expenses that relate primarily to, and vary with, premium production. For business produced directly by MBIA Corp., such costs include compensation of employees involved in underwriting and policy issuance functions, certain rating agency fees, state premium taxes and certain other underwriting expenses, reduced by ceding commission income on premiums ceded to reinsurers. Policy acquisition costs are deferred and amortized over the period in which the related premiums are earned.

                                      (10)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


PREMIUM REVENUE RECOGNITION
Upfront premiums are earned pro rata over the period of risk. Premiums are allocated to each bond maturity based on par amount and are earned on a straight-line basis over the term of each maturity. Installment premiums are earned over each installment period - generally one year or less. When an insured issue is retired early, is called by the issuer, or is in substance paid in advance through a refunding or defeasance accomplished by placing U.S. Government securities in escrow, the remaining deferred premium revenue, net of the portion which is credited to a new policy in those cases where the company insures the refunding issue, is earned at that time, since there is no longer risk to the company. Accordingly, deferred premium revenue represents the portion of premiums written that is applicable to the unexpired risk of insured bonds and notes.

ADVISORY FEE REVENUE RECOGNITION
The company collects certain advisory fees for services rendered in connection with advising clients as to the most appropriate structure to use for a given structured finance transaction that the company will insure. Advisory fees are deferred and earned consistent with the premium revenues generated on the transactions.

GOODWILL
Goodwill represents the excess of the cost of acquisitions over the tangible net assets acquired. Goodwill attributed to the acquisition of MBIA Corp. is amortized by the straight-line method over 25 years. Goodwill attributed to the acquisition of MBIA Illinois is amortized according to the recognition of future profits from its deferred premium revenue and installment premiums, except for a minor portion attributed to state licenses, which is amortized by the straight-line method over 25 years. Goodwill attributed to the acquisition of all other subsidiaries is amortized by the straight-line method over 15 years.

PROPERTY AND EQUIPMENT
Property and equipment consist of the company's headquarters, furniture, fixtures and equipment, which are recorded at cost and are depreciated by the straight-line method over their estimated service lives ranging from 3 to 31 years. Maintenance and repairs are charged to expense as incurred.

LOSSES AND LOSS ADJUSTMENT EXPENSES
Loss and loss adjustment expenses (LAE) reserves are established in an amount equal to the company's estimate of identified or case basis reserves and unallocated losses, including costs of settlement, on the obligations it has insured.

   Case basis reserves are established when specific insured issues are identified as currently or likely to be in default. Such a reserve is based on the present value of the expected loss and LAE payments, net of recoveries under salvage and subrogation rights. The total reserve is calculated by applying a loss factor, determined based on an independent rating agency study of bond defaults, to net debt service written. When a case basis reserve is recorded, a corresponding reduction is made to the unallocated reserve.


                                      (11)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


   Management of the company periodically evaluates its estimates for losses and LAE, and any resulting adjustments are reflected in current earnings. Management believes that the reserves are adequate to cover the ultimate net cost of claims, however, because the reserves are based on estimates, there can be no assurance that the ultimate liability will not exceed such estimates.

MUNICIPAL INVESTMENT  AGREEMENTS AND MUNICIPAL  REPURCHASE  AGREEMENTS
Municipal investment agreements and municipal repurchase agreements are recorded as liabilities on the balance sheet at the time such agreements are executed. The liabilities for municipal investment and repurchase agreements are carried at the face value of the agreement plus accrued interest, whereas the related assets are recorded at fair value. Investment management services income includes investment income on the assets underlying the municipal investment agreement portfolio, net of interest expense at rates specified in the agreements, computed daily based upon the outstanding balances.

DERIVATIVES
The company's policies with respect to the use of derivative financial instruments include limitations with respect to the amount, type and concentration of such instruments. The company uses interest rate swaps for hedging purposes as part of its overall risk management strategy. Gains and losses on the derivative financial instruments that qualify as accounting hedges of existing assets and liabilities are included with the carrying amounts and amortized over the remaining lives of the assets and liabilities as an adjustment to interest income or expense. When a hedged asset is sold or liability extinguished, the unamortized gain or loss on the related hedge is recognized in income. Gains and losses on derivative financial instruments that do not qualify as accounting hedges are recognized in current period income. At year-end 1997, the company's exposure to derivative financial instruments was not material.

INVESTMENT MANAGEMENT SERVICES OPERATIONS
Investment management services income is comprised of the net investment income and operating revenues of MBIA-MISC, IMC, CMC and 1838. The operating expenses of MBIA-MISC, IMC, CMC and 1838 are reported in investment management services expenses.

INCOME TAXES
Deferred income taxes are provided with respect to the temporary differences between the tax bases of assets and liabilities and the reported amounts in the financial statements that will result in deductible or taxable amounts in future years when the reported amount of the asset or liability is recovered or settled. Such temporary differences relate principally to premium revenue recognition, deferred acquisition costs and the contingency reserve.

     The Internal Revenue Code permits companies writing financial guarantee insurance to deduct from taxable income amounts added to the statutory contingency reserve, subject to certain limitations. The tax benefits obtained from such deductions must be invested in non-interest bearing U.S. Government

                                      (12)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


tax and loss bonds. The company records purchases of tax and loss bonds as payments of federal income taxes. The amounts deducted must be restored to taxable income when the contingency reserve is released, at which time the company may present the tax and loss bonds for redemption to satisfy the additional tax liability.

FOREIGN CURRENCY TRANSLATION
Assets and liabilities denominated in foreign currencies are translated at year-end exchange rates. Operating results are translated at average rates of exchange prevailing during the year. Unrealized gains or losses resulting from translation are included as a separate component of shareholders' equity. Gains and losses resulting from transactions in foreign currencies are recorded in current income.


3.  RECENT ACCOUNTING PRONOUNCEMENTS
------------------------------------
In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 130, "Reporting Comprehensive Income," effective for fiscal years beginning after December 15, 1997. This statement will require the company to report in the financial statements, in addition to net income, comprehensive income and its components including, as applicable, foreign currency items, unearned compensation from restricted stock awards and unrealized gains and losses on certain investments in debt and equity securities. Upon adoption, the company will be required to reclassify financial statements for earlier periods provided for comparative purposes. Adoption of this statement will not change the content of the financial statements; instead it will only change the presentation.

   Also, in June 1997, the FASB issued SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," effective for fiscal years beginning after December 15, 1997. This statement establishes standards for reporting information about operating segments in annual financial statements, and requires selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographical areas and major customers. Under SFAS 131, operating segments are to be determined consistent with the way that management organizes and evaluates financial information internally for making operating decisions and assessing performance. As a result of the new requirements, the company will be providing additional segment information, however the future presentation and disclosures have not yet been determined.

   In June 1998, the FASB issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." The statement requires companies to recognize all derivatives as either assets or liabilities, with the instruments measured at fair value. The accounting for changes in fair value, gains or losses, depends on the intended use of the derivative and its resulting designation. The statement is effective for fiscal years beginning after June 15, 1999. The company will adopt SFAS 133 by January 1, 2000. Adoption of SFAS 133 is not expected to have a material impact on the consolidated financial statements.

                                      (13)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


4.  STATUTORY ACCOUNTING PRACTICES
----------------------------------
The financial statements have been prepared on the basis of GAAP, which differs in certain respects from the statutory accounting practices prescribed or permitted by the insurance regulatory authorities. Statutory accounting practices differ from GAAP in the following respects:

  . upfront premiums are earned only when the related risk has expired rather than over the period of the risk;

  . acquisition costs are charged to operations as incurred rather than deferred and amortized as the related premiums are earned;

  . a contingency reserve is computed on the basis of statutory requirements, and reserves for losses and LAE are established, at present value, for specific insured issues that are identified as currently or likely to be in default. Under GAAP, reserves are established based on the company's reasonable estimate of the identified and unallocated losses and LAE on the insured obligations it has written;

  . federal income taxes are only provided on taxable income for which income taxes are currently payable, while under GAAP, deferred income taxes are provided with respect to temporary differences;

  . fixed-maturity securities are reported at amortized cost rather than fair value;

  . tax and loss bonds purchased are reflected as admitted assets as well as payments of income taxes; and

  . certain assets designated as "non-admitted assets" are charged directly against surplus but are reflected as assets under GAAP.


                                      (14)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


The following is a reconciliation of consolidated shareholders' equity presented on a GAAP basis for the company and its consolidated subsidiaries to statutory capital and surplus for MBIA Corp. and CMAC:

                                     As of December 31
                               --------------------------
In thousands                         1997           1996
---------------------------------------------------------
Company's GAAP
 shareholders' equity          $3,361,512     $2,761,223
Contributions to MBIA Corp.       459,567        361,494
Premium revenue recognition      (413,729)      (371,856)
Deferral of acquisition costs    (216,165)      (196,889)
Unrealized gains                 (377,161)      (179,042)
Contingency reserve            (1,187,882)      (958,928)
Loss and loss adjustment
 expense reserves                  77,816         49,738
Deferred income taxes             298,498        216,082
Tax and loss bonds                130,055        103,364
Goodwill                          (95,829)      (100,718)
Other                             (85,172)       (23,364)
---------------------------------------------------------
Statutory capital and surplus  $1,951,510     $1,661,104
---------------------------------------------------------

Consolidated net income of MBIA Corp. and CMAC, determined in accordance with statutory accounting practices for the years ended December 31, 1997, 1996 and 1995 was $404.4 million, $335.3 million and $287.3 million, respectively.


5.  PREMIUMS EARNED FROM REFUNDED AND CALLED BONDS
--------------------------------------------------
Premiums earned include $50.9 million, $44.4 million and $34.0 million for 1997, 1996 and 1995, respectively, related to refunded and called bonds.


6.  INVESTMENTS
---------------
The company's investment objective is to optimize long-term, after-tax returns while emphasizing the preservation of capital through maintenance of high-quality investments with adequate liquidity. The company's investment policies limit the amount of credit exposure to any one issuer. The fixed-maturity portfolio is comprised of high-quality (average rating Double-A) taxable and tax-exempt investments of diversified maturities.

                                      (15)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


   The  following  tables  set forth the  amortized  cost and fair  value of the
fixed-maturities  and  short-term   investments  included  in  the  consolidated
investment portfolio of the company, as of December 31, 1997 and 1996:



                                              Gross        Gross
                             Amortized   Unrealized   Unrealized          Fair
In thousands                      Cost        Gains       Losses         Value
------------------------------------------------------------------------------
December 31, 1997
Taxable bonds
 United States Treasury
  and Government
   Agency                   $  547,206     $ 30,668      $    (4)   $  577,870
 Corporate and other
  obligations                3,156,676       96,520       (1,114)    3,252,082
 Mortgage-backed             1,495,667       30,579       (1,054)    1,525,192
Tax-exempt bonds
 State and municipal
  obligations                3,282,812      219,613         (966)    3,501,459
------------------------------------------------------------------------------
Total                       $8,482,361     $377,380      $(3,138)   $8,856,603
------------------------------------------------------------------------------


                                              Gross        Gross
                             Amortized   Unrealized   Unrealized          Fair
In thousands                      Cost        Gains       Losses         Value
------------------------------------------------------------------------------
December 31, 1996
Taxable bonds
 United States Treasury
  and Government Agency     $  537,725     $ 13,667     $   (997)   $  550,395
 Corporate and other
  obligations                2,745,267       34,595      (16,985)    2,762,877
 Mortgage-backed             1,390,995       20,568       (6,621)    1,404,942
Tax-exempt bonds
 State and municipal
  obligations                3,102,910      141,991       (4,855)    3,240,046
------------------------------------------------------------------------------
Total                       $7,776,897     $210,821     $(29,458)   $7,958,260
------------------------------------------------------------------------------

   Fixed-maturity investments carried at fair value of $12.0 million and $11.7 million as of December 31, 1997 and 1996, respectively, were on deposit with various regulatory authorities to comply with insurance laws.

                                      (16)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


   A portion of the obligations under municipal investment and repurchase agreements require the company to pledge securities as collateral. As of December 31, 1997 and 1996, the fair value of securities pledged as collateral with respect to these obligations approximated $1.8 billion and $1.5 billion, respectively.

   The following table sets forth the distribution by expected maturity of the fixed-maturities and short-term investments at amortized cost and fair value at December 31, 1997. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations.


In thousands                        Amortized Cost    Fair Value
----------------------------------------------------------------
Within 1 year                         $  675,113      $  675,133
Beyond 1 year but within 5 years       1,489,052       1,523,381
Beyond 5 years but within 10 years     1,759,479       1,845,653
Beyond 10 years but within 15 years    1,106,117       1,190,167
Beyond 15 years but within 20 years    1,096,739       1,173,131
Beyond 20 years                          860,194         923,946
----------------------------------------------------------------
                                       6,986,694       7,331,411
Mortgage-backed                        1,495,667       1,525,192
----------------------------------------------------------------
Total fixed-maturities and
 short-term investments               $8,482,361      $8,856,603
----------------------------------------------------------------


                                      (17)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


7.  INVESTMENT INCOME AND GAINS AND LOSSES
------------------------------------------
Investment income consists of:

                                    Years ended December 31
                              --------------------------------
In thousands                      1997        1996        1995
--------------------------------------------------------------
Fixed-maturities              $299,488    $261,200    $227,758
Short-term investments           7,060       7,792       7,922
Other investments               (1,542)       (383)        112
--------------------------------------------------------------
 Gross investment income       305,006     268,609     235,792
Investment expenses              3,591       3,142       3,091
--------------------------------------------------------------
 Net investment income         301,415     265,467     232,701
--------------------------------------------------------------
Net realized gains (losses):
 Fixed-maturities
  Gains                         25,963      17,532      11,427
  Losses                        (5,877)     (5,889)     (2,672)
--------------------------------------------------------------
  Net                           20,086      11,643       8,755
--------------------------------------------------------------
 Other investments
  Gains                            564         333       3,917
  Losses                        (3,747)     (2,040)         (9)
--------------------------------------------------------------
  Net                           (3,183)     (1,707)      3,908
--------------------------------------------------------------
 Total net realized gains       16,903       9,936      12,663
--------------------------------------------------------------
Total investment income       $318,318    $275,403    $245,364
--------------------------------------------------------------

Total investment income excludes investment income and realized gains and losses from MBIA-MISC, IMC, CMC and 1838, which are reported in investment management services income.


                                      (18)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


Net unrealized gains consist of:

                                As of December 31
                            ---------------------
In thousands                    1997         1996
-------------------------------------------------
Fixed-maturities:
 Gains                      $377,380     $210,821
 Losses                       (3,138)     (29,458)
-------------------------------------------------
 Net                         374,242      181,363
-------------------------------------------------
Other investments:
 Gains                         2,976          934
 Losses                          (57)      (3,255)
-------------------------------------------------
 Net                           2,919       (2,321)
-------------------------------------------------
Total                        377,161      179,042
Deferred income taxes        132,026       62,689
-------------------------------------------------
Unrealized gains, net       $245,135     $116,353
-------------------------------------------------

The deferred income taxes relate primarily to unrealized gains and losses on the company's fixed-maturity investments, which are reflected in shareholders' equity.


The change in net unrealized gains (losses) consists of:

                                        Years ended December 31
                                   --------------------------------
In thousands                          1997         1996        1995
-------------------------------------------------------------------
Fixed-maturities                  $196,042    $(146,050)   $466,920
Other investments                    2,077        1,438      (2,053)
-------------------------------------------------------------------
Total                              198,119     (144,612)    464,867
Deferred income taxes               69,337      (50,874)    162,694
-------------------------------------------------------------------
Unrealized gains (losses), net    $128,782    $ (93,738)   $302,173
-------------------------------------------------------------------


                                      (19)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


8.  INCOME TAXES
----------------
The company files a consolidated tax return that includes all of its U.S. subsidiaries.

The provision for income taxes is composed of:

                                        Years ended December 31
                                   -------------------------------
In thousands                          1997        1996        1995
------------------------------------------------------------------
Current                           $106,452    $ 91,158     $70,185
Deferred                            13,190       9,521      14,534
------------------------------------------------------------------
Total                             $119,642    $100,679     $84,719
------------------------------------------------------------------

The provision for income taxes gives effect to permanent differences between financial and taxable income. Accordingly, the company's effective income tax rate differs from the statutory rate on ordinary income. The reasons for the company's lower effective tax rates are as follows:

                                         Years ended December 31
                                       -----------------------------
                                       1997        1996        1995
--------------------------------------------------------------------
Income taxes computed on pre-tax
 financial income at statutory rates    35.0%      35.0%       35.0%
Increase (reduction) in taxes
resulting from:
 Tax-exempt interest                   (10.6)     (12.1)      (12.9)
 Amortization of goodwill                0.3        0.4         0.5
 Other                                  (1.9)      (0.8)        ---
--------------------------------------------------------------------
Provision for income taxes              22.8%       22.5%       22.6%
--------------------------------------------------------------------

The company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                                      (20)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


The tax effects of temporary differences that give rise to deferred tax assets and liabilities at December 31, 1997 and 1996 are presented below:

In thousands                                     1997       1996
----------------------------------------------------------------
Deferred tax assets:
 Tax and loss bonds                          $130,080   $102,222
 Alternative minimum tax credit
  carryforward                                 62,279     58,068
 Loss and loss adjustment expense reserves     23,762     15,200
 Other                                         92,099     20,368
----------------------------------------------------------------
Total gross deferred tax assets               308,220    195,858
----------------------------------------------------------------
Deferred tax liabilities
 Contingency reserve                          229,389    180,957
 Deferred premium revenue                     154,240     74,082
 Deferred acquisition costs                    73,081     67,596
 Unrealized gains                             132,026     62,689
 Contingent commissions                           408      1,052
 Other                                         17,574     25,564
----------------------------------------------------------------
Total gross deferred tax liabilities          606,718    411,940
----------------------------------------------------------------
Net deferred tax liability                   $298,498   $216,082
----------------------------------------------------------------

The company believes that a valuation allowance is unnecessary in connection with the deferred tax assets.


9.  NET INCOME PER COMMON SHARE
-------------------------------
In February 1997, the FASB issued (SFAS) 128, "Earnings per Share", effective for financial statements issued for periods ending after December 15, 1997. SFAS 128 establishes standards for computing and presenting earnings per share (EPS). Under the new standard, basic EPS is computed by dividing income applicable to common stock by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the additional dilution that could occur from employee stock options and other items that could potentially result in the issuance of common stock. The company has adopted this Statement and as required has restated all prior-period EPS data presented.

   The mergers with CapMAC and 1838, subsequent to year-end, resulted in the issuance of 8,102,255 and 1,191,197 additional common shares, respectively, which are included in the following table. The table provides a reconciliation of the denominator of the basic EPS computation to the denominator of the diluted EPS computation.

                                      (21)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                                         Years ended December 31
                                  ------------------------------------
                                      1997        1996         1995
----------------------------------------------------------------------
Net income (in thousands)           $405,610     $347,736     $290,290
----------------------------------------------------------------------

Basic weighted average shares     96,937,314   94,368,038   90,465,515
Effect of stock options            1,406,849    1,791,028    1,674,921
----------------------------------------------------------------------
Diluted weighted average shares   98,344,163   96,159,066   92,140,436
----------------------------------------------------------------------

Basic EPS                              $4.18        $3.68        $3.21
Diluted EPS                            $4.12        $3.62        $3.15

Options to purchase 292,100, 256,028 and 477,388 shares of common stock during 1997, 1996 and 1995, respectively, were not included in the computation of diluted EPS because the options exercise price was greater than the average market price of common shares during the respective years.


10.  STOCK SPLIT
----------------
On September 17, 1997, the Board of Directors approved a two-for-one stock split, to be effected in the form of a 100% stock dividend payable on October 29, 1997 to shareholders of record as of October 1, 1997. An amount equal to the par value of common shares issued was transferred from additional paid-in capital to the common stock account. This transfer has been reflected in the Consolidated Statements of Changes in Shareholders' Equity at January 1, 1995. All references to the number of common shares, except shares authorized, and to per share information in the consolidated financial statements and related notes have been adjusted to reflect the stock split on a retroactive basis.


11.  DIVIDENDS AND CAPITAL REQUIREMENTS
---------------------------------------
Under New York state insurance law, MBIA Corp. and CMAC may pay dividends only from earned surplus subject to the maintenance of a minimum capital requirement. The dividends in any 12-month period may not exceed the lesser of 10% of its policyholders' surplus as shown on its last filed statutory-basis financial statements or of adjusted net investment income, as defined, for such 12-month period, without prior approval of the superintendent of the New York State Insurance Department.

   In accordance with such restrictions on the amount of dividends that can be paid in any 12-month period, MBIA Corp. had $176 million available for the payment of dividends to the company as of December 31, 1997. In 1997, no dividends were paid by MBIA Corp. to the company due to cash available from

                                      (22)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


financing activities. In 1996 and 1995, MBIA Corp. declared and paid dividends of $29 million and $83 million, respectively, to the company. No dividends were paid by CMAC to CapMAC during the years ended December 31, 1997, 1996 and 1995. No dividends could be paid during these periods because CMAC had negative earned surplus.

   The insurance departments of New York state and certain other statutory insurance regulatory authorities and the agencies that rate the bonds insured by MBIA Corp., CMAC and their subsidiaries have various requirements relating to the maintenance of certain minimum ratios of statutory capital and reserves to net insurance in force. MBIA Corp., CMAC and their subsidiaries were in compliance with these requirements as of December 31, 1997.


12.  LONG-TERM DEBT AND LINES OF CREDIT
---------------------------------------
Long-term debt consists of:

                              As of December 31
                            ---------------------
In thousands                    1997         1996
-------------------------------------------------
7.520% Notes due 1999-2002  $ 15,000     $ 15,000
9.000% Notes due 2001        100,000      100,000
9.375% Notes due 2011        100,000      100,000
8.200% Debentures due 2022   100,000      100,000
7.000% Debentures due 2025    75,000       75,000
7.150% Debentures due 2027   100,000          ---
-------------------------------------------------
                             490,000      390,000
Less unamortized discount      1,122          990
-------------------------------------------------
Total                       $488,878     $389,010
-------------------------------------------------

The company's long-term debt is subject to certain covenants, none of which significantly restrict the company's operating activities or dividend-paying ability.

     MBIA Corp. has a standby line of credit commitment in the amount of $825 million with a group of major Triple-A-rated banks to provide loans to MBIA Corp. if it incurs cumulative losses (net of any recoveries) from September 30, 1997 in excess of the greater of $825 million or 4.00% of average annual debt service. The obligation to repay loans made under this agreement is a limited recourse obligation payable solely from, and collateralized by, a pledge of recoveries realized on defaulted insured obligations including certain installment premiums and other collateral. This commitment has a seven-year term expiring on September 30, 2004, and contains an annual renewal provision subject to approval by the bank group. CMAC maintains stop-loss reinsurance coverage of $75 million in excess of incurred losses of $150 million.

                                      (23)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


   The  company,   MBIA  Corp.  and  CMAC  maintain  bank  liquidity  facilities aggregating $450 million. At December 31, 1997 and 1996, $20.0 million and $29.1 million, respectively, were outstanding under these facilities.

   The company has outstanding letters of credit for MBIA-MISC that are intended to support the net asset value of certain investment pools managed by MBIA-MISC. These letters can be drawn upon in the event the liquidation of such assets at below cost is required.


13.  OBLIGATIONS UNDER MUNICIPAL INVESTMENT AGREEMENTS AND MUNICIPAL
     REPURCHASE AGREEMENTS
--------------------------------------------------------------------
Obligations under municipal investment agreements and municipal repurchase agreements are recorded as liabilities on the balance sheet based upon proceeds received plus unpaid accrued interest from that date. Upon the occurrence of certain contractually agreed upon events, some of these funds may be withdrawn at various times prior to maturity at the option of the investor. As of December 31, 1997, the interest rates on these agreements ranged from 4.35% to 8.25%.

Principal payments due under these investment agreements in each of the next five years ending December 31, and thereafter, based upon expected withdrawal dates, were as follows:

In thousands                  Principal Amount
----------------------------------------------
Expected withdrawal date:
1998                                $1,141,366
1999                                   640,452
2000                                   261,320
2001                                    57,886
2002                                    12,824
Thereafter                           1,000,806
----------------------------------------------
Total                               $3,114,654
----------------------------------------------


IMC also provides agreements obligating it to purchase designated securities in a bond reserve fund at par value upon the occurrence of certain contractually agreed upon events. The opportunities and risks in these agreements are analogous to those of municipal investment agreements and municipal repurchase agreements. The total par value of securities subject to these agreements was $43 million at December 31, 1997.

                                      (24)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


14.  NET INSURANCE IN FORCE
---------------------------
MBIA Corp. and CMAC guarantee the timely payment of principal and interest on municipal, asset-/mortgage-backed and other non-municipal securities. MBIA Corp.'s and CMAC's ultimate exposure to credit loss in the event of nonperformance by the insured is represented by the insurance in force as set forth below.

     The insurance policies issued by MBIA Corp. and CMAC are unconditional commitments to guarantee timely payment on the bonds and notes to bondholders. The creditworthiness of each insured issue is evaluated prior to the issuance of insurance and each insured issue must comply with MBIA Corp.'s and CMAC's underwriting guidelines. Further, the payments to be made by the issuer on the bonds or notes may be backed by a pledge of revenues, reserve funds, letters of credit, investment contracts or collateral in the form of mortgages or other assets. The right to such money or collateral would typically become MBIA Corp.'s or CMAC's upon the payment of a claim by MBIA Corp. or CMAC.

     Under CMAC's structured asset-backed transactions, a pool of assets covering at least 100% of the principal amount guaranteed under its insurance contract is sold or pledged to a special purpose bankruptcy remote entity. CMAC's primary risk from such insurance contracts is the impairment of cash flows due to delinquency or loss on the underlying assets. CMAC, therefore, evaluates all the factors affecting past and future asset performance by studying historical data on losses, delinquencies and recoveries of the underlying assets. Each transaction is reviewed to ensure that an appropriate legal structure is used to protect against the bankruptcy risk of the originator of the assets. Along with the legal structure, an additional level of first loss protection is also created to protect against losses due to credit or dilution. This first level of loss protection is usually available from reserve funds, excess cash flows, overcollateralization, or recourse to a third party. The level of first loss protection depends upon the historical losses and dilution of the underlying assets, but is typically several times the normal historical loss experience for the underlying type of assets.

   As of December 31, 1997, insurance in force, net of cessions to reinsurers, had a range of maturity of 1 - 41 years. The distribution of net insurance in force by geographic location and type of bond, excluding $3.2 billion and $3.3 billion relating to IMC municipal investment agreements guaranteed by MBIA Corp. in 1997 and 1996, respectively, is set forth in the following tables:


                                      (25)

                                                           As of December 31
---------------------------------------------------------------------------------------------------------
$ in billions                                   1997                                    1996
-----------------------------------------------------------------      ----------------------------------
                                    Net       Number     % of Net            Net       Number   % of Net
                              Insurance    of Issues    Insurance      Insurance    Of Issues  Insurance
Geographic Location            In Force  Outstanding     In Force       In Force  Outstanding   In Force
-----------------------------------------------------------------      ----------------------------------
Domestic
    California                   $ 68.8        3,455        13.4%         $ 61.1       3,389        14.1%
    New York                       38.2        5,057         7.4            31.3       4,906         7.2
    Florida                        33.1        1,578         6.5            29.6       1,633         6.8
    New Jersey                     24.7        1,885         4.8            19.0       1,886         4.4
    Texas                          24.7        2,099         4.8            21.9       2,065         5.0
    Pennsylvania                   23.0        2,262         4.5            21.5       2,268         5.0
    Illinois                       20.3        1,236         4.0            18.8       1,184         4.3
    Massachusetts                  15.5        1,089         3.0            11.0       1,102         2.5
    Ohio                           12.5        1,014         2.4            11.3       1,038         2.6
    Michigan                       11.2        1,032         2.2             9.6       1,035         2.2
                               ---------   ----------   ---------      ----------   ---------   ---------


      Subtotal                    272.0       20,707        53.0           235.1      20,506        54.1
    Other states                  223.6       12,278        43.5           186.2      11,820        42.9
                               ---------   ----------   ---------      ----------   ---------   ---------
      Total domestic              495.6       32,985        96.5           421.3      32,326        97.0
International                      18.1          279         3.5            13.1         207         3.0
                               ---------   ----------   ---------      ----------   ---------   ---------
Total                            $513.7       33,264       100.0%         $434.4      32,533       100.0%
                               ---------   ----------   ---------      ----------   ---------   ---------

                                                           As of December 31
---------------------------------------------------------------------------------------------------------
$ in billions                                    1997                                     1996
-----------------------------------------------------------------      ----------------------------------
                                    Net       Number     % of Net            Net       Number   % of Net
                              Insurance    of Issues    Insurance      Insurance    Of Issues  Insurance
Type of Bond                   In Force  Outstanding     In Force       In Force  Outstanding   In Force
-----------------------------------------------------------------      ----------------------------------
Domestic
   Municipal:
    General obligation           $119.5       12,096        23.3%         $111.1      11,830        25.6%
    Utilities                      75.4        4,775        14.7            68.2       4,832        15.7
    Health care                    62.2        2,248        12.1            54.0       2,388        12.4
    Transportation                 40.6        1,503         7.9            30.4       1,536         7.0
    Special revenue                34.2        1,653         6.7            29.0       1,554         6.7
    Higher education               20.6        1,366         4.0            18.0       1,316         4.1
    Industrial development and
      pollution control revenue    19.6          943         3.8            18.1         931         4.2
    Housing                        18.9        1,896         3.7            17.7       2,460         4.1
    Other                          12.5          543         2.4             3.9         171         0.9
                               ---------   ----------   ---------       ---------   ---------   ---------
      Total municipal             403.5       27,023        78.6           350.4      27,018        80.7
                               ---------   ----------   ---------       ---------   ---------   ---------
   Structured finance*             74.8          709        14.5            54.0         534        12.4
                               ---------   ----------   ---------       ---------   ---------   ---------
   Other
    Investor owned utilities       11.0        4,872         2.2            10.0       4,529         2.3
    Financial institution           5.8          366         1.1             6.4         237         1.5
    Corporate direct                0.5           15         0.1             0.5           8         0.1
                               ---------   ----------   ---------       ---------   ---------   ---------
      Total other                  17.3        5,253         3.4            16.9       4,774         3.9
                               ---------   ----------   ---------       ---------   ---------   ---------
        Total domestic            495.6       32,985        96.5           421.3      32,326        97.0
                               ---------   ----------   ---------       ---------   ---------   ---------
International
   Infrastructure
    Sovereign                       1.9           35         0.4             0.5          13         0.1
    Sub-sovereign                   1.4           53         0.3             1.5          48         0.3
    Utilities                       0.8           60         0.2             0.7          59         0.2
    Transportation                  0.8            5         0.1             0.9           4         0.2
    Higher education                0.6            1         0.1              --          --          --
    Housing                         0.3            2         0.1              --          --          --
    Health care                     0.2            6          --             0.1           3          --
                               ---------   ----------   ---------       ---------   ---------   ---------
      Total infrastructure          6.0          162         1.2             3.7         127         0.8
                               ---------   ----------   ---------       ---------   ---------   ---------


   Structured finance*              9.3           76         1.8             6.4          46         1.5
                               ---------   ----------   ---------       ---------   ---------   ---------

   Other
    Financial institution           2.2           34         0.4             2.9          33         0.7
    Investor owned utility          0.6            7         0.1             0.1           1          --
                               ---------   ----------   ---------       ---------   ---------   ---------
      Total other                   2.8           41         0.5             3.0          34         0.7
                               ---------   ----------   ---------       ---------   ---------   ---------
        Total international        18.1          279         3.5            13.1         207         3.0
                               ---------   ----------   ---------       ---------   ---------   ---------
Total                            $513.7       33,264       100.0%         $434.4      32,533       100.0%
                               ---------   ----------   ---------       ---------   ---------   ---------
   *Asset-/mortgage-backed


                                      (26)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


15.  REINSURANCE
----------------
MBIA Corp. and CMAC reinsures exposure with other insurance companies under various treaty and facultative reinsurance contracts, both on a pro rata and excess of loss basis. In the event that any or all of the reinsurers were unable to meet their obligations, MBIA Corp. or CMAC would be liable for such defaulted amounts.

Amounts deducted from gross insurance in force for reinsurance ceded by MBIA Corp., CMAC and their subsidiaries were $76.6 billion and $64.1 billion, at December 31, 1997 and 1996, respectively. The distribution of ceded insurance in force by geographic location and type of bond is set forth in the following tables:

                                       As of December 31
----------------------------------------------------------------------
In billions                      1997                     1996
---------------------------------------------   ----------------------
                                         % of                     % of
                          Ceded         Ceded       Ceded        Ceded
Geographic            Insurance     Insurance   Insurance    Insurance
Location               In Force      In Force    In Force     In Force
---------------------------------------------   ----------------------
Domestic
 California               $10.4         13.6%        $9.4        14.7%
 New York                   6.1          8.0          6.3         9.8
 Texas                      4.0          5.2          2.9         4.5
 New Jersey                 3.7          4.9          3.3         5.1
 Massachusetts              3.0          3.9          1.4         2.2
 Pennsylvania               3.0          3.9          2.9         4.5
 Illinois                   2.7          3.5          2.6         4.1
 Florida                    2.6          3.4          2.4         3.7
 Colorado                   2.4          3.1          1.2         1.9
 Puerto Rico                2.4          3.1          1.2         1.9
 Washington                 1.9          2.5          1.9         3.0
 District of Columbia       1.6          2.1          1.6         2.5
---------------------------------------------   ----------------------
  Subtotal                 43.8         57.2         37.1        57.9
 Other states              22.1         28.8         19.6        30.6
---------------------------------------------   ----------------------
  Total domestic           65.9         86.0         56.7        88.5
International              10.7         14.0          7.4        11.5
---------------------------------------------   ----------------------
Total                     $76.6        100.0%       $64.1       100.0%
---------------------------------------------   ----------------------

                                      (27)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                      As of December 31
---------------------------------------------------------------------
In billions                     1997                    1996
---------------------------------------------   ---------------------
                                         % of                    % of
                           Ceded        Ceded       Ceded       Ceded
                       Insurance    Insurance   Insurance   Insurance
Type of Bond            In Force     In Force    In Force    In Force
---------------------------------------------   ---------------------
Domestic
 Municipal:
  General obligation       $12.3        16.1%       $14.4       22.5%
  Utilities                 11.6        15.1         10.2       15.9
  Transportation             9.6        12.5          6.4       10.0
  Health care                8.0        10.5          6.3        9.8
  Special revenue            5.0         6.5          3.4        5.3
  Industrial development
   and pollution control
   revenue                   3.3         4.3          3.2        5.0
  Housing                    1.7         2.2          1.6        2.5
  Higher education           1.3         1.7          1.5        2.3
  Other                      2.7         3.5          1.0        1.6
---------------------------------------------   ---------------------
    Total municipal         55.5        72.4         48.0       74.9
---------------------------------------------   ---------------------
 Structured finance*         8.4        11.0          6.9       10.8
---------------------------------------------   ---------------------
 Other
  Financial institution      1.3         1.7          1.3        2.0
  Corporate direct           0.2         0.3          0.2        0.3
  Investor-owned utilities   0.5         0.6          0.3        0.5
---------------------------------------------   ---------------------
    Total other              2.0         2.6          1.8        2.8
---------------------------------------------   ---------------------
     Total domestic         65.9        86.0         56.7       88.5
---------------------------------------------   ---------------------
International
 Infrastructure
  Sovereign                  1.0         1.3          0.4        0.6
  Higher education           0.7         0.9          ---        ---
  Sub-sovereign              0.6         0.8          0.8        1.2
  Transportation             0.4         0.5          0.4        0.6
  Health care                0.2         0.3          0.1        0.2
---------------------------------------------   ---------------------
    Total infrastructure     2.9         3.8          1.7        2.6
---------------------------------------------   ---------------------
 Structured finance*         6.6         8.6          4.4        6.9
---------------------------------------------   ---------------------
 Other
  Financial institution      1.0         1.3          1.3        2.0
  Investor-owned utilities   0.2         0.3          ---        ---
---------------------------------------------   ---------------------
    Total other              1.2         1.6          1.3        2.0
---------------------------------------------   ---------------------
     Total international    10.7        14.0          7.4       11.5
---------------------------------------------   ---------------------
Total                      $76.6       100.0%       $64.1      100.0%
---------------------------------------------   ---------------------
* Asset-/mortgage-backed
                                      (28)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


16.  PENSION AND PROFIT SHARING PLANS
-------------------------------------
The company has a non-contributory, defined contribution pension plan to which the company contributes 10% of each eligible employee's annual total compensation. Pension expense for the years ended December 31, 1997, 1996 and 1995 was $4.6 million, $3.9 million and $3.6 million, respectively. The company also has a profit sharing/401(k) plan that allows eligible employees to contribute up to 10% of eligible compensation. The company matches employee contributions up to the first 5% of total compensation. Company contributions to the profit sharing/401(k) plan aggregated $1.9 million, $1.7 million and $1.5 million for the years ended December 31, 1997, 1996 and 1995, respectively. The profit sharing/401(k) plan company match amounts are invested in common stock of the company. Amounts relating to the above plans that exceed limitations established by Federal regulations are contributed to a non-qualified deferred compensation plan.


17.  LONG-TERM INCENTIVE PLANS
------------------------------
On March 2, 1987, the company adopted a plan for key employees of the company and its subsidiaries to enable those employees to acquire shares of common stock of the company or to benefit from appreciation in the price of the common stock of the company. Options granted will either be Incentive Stock Options (ISOs), where they qualify under Section 422(a) of the Internal Revenue Code, or Non-Qualified Stock Options (NQSOs).

   ISOs and NQSOs may be granted at a price not less than 100% of the fair value of the company's common stock as determined on the date granted. Options will be exercisable as specified at the time of grant and expire ten years from the date of grant (or shorter if specified or following termination of employment).

   The Board of Directors of the company has authorized a maximum of 9,311,122 shares of the company's common stock to be granted as options. As of December 31, 1997, 6,538,410 options had been granted, net of expirations and cancellations, leaving the total number available for future grants at 2,772,712. Options granted through 1990 are exercisable in equal annual installments on each of the first three anniversaries of the grant at 100% of the market price at the date of grant. The options granted from 1991 through 1994 are exercisable in five equal annual installments commencing one year after the date of grant. On all options granted from 1991 through 1994, accelerated vesting and exercisability of those options is possible if the company's return on equity for the year is at least equal to the threshold return on equity specified in the annual financial plan and if earnings per share are at least 2.5% greater than plan earnings per share.

     In December 1995, the MBIA Inc. Board of Directors approved the "MBIA Long-Term Incentive Program." The incentive program includes a stock option program and adds a compensation component linked to the growth in adjusted book value per share (ABV) of the company's stock. Awards under the long-term program are divided equally between the two components, with 50% of the award given in stock options and 50% of the award (multiplied by a 1.5 conversion factor for the December 1995 award only) to be paid in cash or shares of company stock.

                                      (29)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     Target levels for the option/incentive award are established as a percentage of total salary and bonus, based upon the recipient's position. Awards under the long-term program typically will be granted from the vice president level up to and including the chairman and chief executive officer.

   The ABV portion of the long-term incentive program may be awarded every year. The December 1997 award will cover growth in ABV from December 31, 1997 through December 31, 2000 and the December 1995 award will cover growth in ABV from December 31, 1995 through December 31, 1998, with a base line growth of 12% on both awards. The amount to be paid in respect of such award will be adjusted upward or downward based on the actual ABV growth with a minimum growth of 8% necessary to receive any payment and an 18% growth needed to receive the maximum payment of 200% of the target levels. The amount, if any, to be paid under this portion of the program will be paid in early 2001 for the December 1997 award and early 1999 for the December 1995 award in the form of cash or shares of the company's common stock. Subsequent awards, if any, will be made every year with concomitant payments occurring after the three-year cycle. During 1997 and 1996, $3.7 million and $2.9 million, respectively, were recorded as a charge related to the December 1997 and December 1995 ABV awards.

     The stock option grants, which may continue to be awarded every year, provide the right to purchase shares of common stock at the fair value (closing price) of the stock on the date of the grant. Each option vests over five years and has a ten-year term. Prior option grants are not taken into account in determining the number of options granted in any year. In December 1997, 449,274 options were awarded.

     In December 1995, the company adopted a restricted stock program whereby key executive officers are granted restricted shares of the company's stock. These stock awards may only be sold three or four years from the date of grant, at which time the awards fully vest.

     In 1997 and 1996, respectively, 73,696 and 15,506 restricted shares of the company's stock were granted to certain officers of the company. The fair value of the shares awarded in 1997 and 1996 determined on the grant date is $4.4 million and $0.8 million, respectively, and has been recorded as "Unearned compensation restricted stock" and is shown as a separate component of shareholders' equity. Unearned compensation is amortized to expense over the appropriate three-to four-year vesting period.

     In 1992, certain officers of CapMAC were granted 182,633 (85,381 as restated subsequent to the merger with MBIA Inc.) restricted stock units ("RSU") in respect of certain deferred compensation. In December 1995, the RSU's were converted to cash in the amount of $3.7 million, and such officers agreed to defer receipt of such cash amount in exchange for receiving the same number of new shares of restricted stock as the number of RSU's such officers previously held. The cash amount is held by CapMAC and invested in accordance with certain guidelines. Such amount, including the investment earnings thereon, amounted to $3.8 million and $3.7 million at December 31, 1997 and 1996, respectively, and will be paid to each officer upon the occurrence of certain events, but no later



                                      (30)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


than December 2000. Compensation expense related to the restricted stock and RSU's was $0.2 million, $1.4 million and $1.5 million for the years ended December 31, 1997, 1996 and 1995, respectively.

     In 1992, CapMAC adopted an Employee Stock Ownership Plan "ESOP" to provide its employees the opportunity to obtain beneficial interests in the stock of CapMAC through a trust (the "ESOP Trust"). The ESOP Trust purchased 750,000 (350,625 as restated subsequent to the merger with MBIA Inc.) shares CapMAC's stock. The ESOP Trust financed its purchase of common stock with a loan from CapMAC in the amount of $10 million. The ESOP loan is evidenced by a promissory note delivered to CapMAC. An amount representing unearned employee compensation, equivalent in value to the unpaid balance of the ESOP loan, is recorded as "Unallocated ESOP shares" and is shown as a separate component of shareholders' equity.

     CFS is required to make contributions to the ESOP Trust, which enables the ESOP Trust to service its loan to CapMAC. The ESOP expense is calculated using the shares allocated method. Shares are released for allocation to the participants and held in trust for the employees based upon the ratio of the current year's principal and interest payment to the sum of principal and interest payments estimated over the life of the loan. As of December 31, 1997 and 1996 443,810 (207,570 as restated) and 342,739 (160,353 as restated) shares, respectively, were allocated to the participants. Compensation expense related to the ESOP was $1.3 million, $2.4 million and $1.6 million for the years ended December 31, 1997, 1996 and 1995, respectively.

     In October 1995, the FASB issued SFAS 123, "Accounting for Stock-Based Compensation," effective for financial statements for fiscal years beginning after December 15, 1995. SFAS 123 required the company to adopt, at its election, either 1) the provisions in SFAS 123 which require the recognition of compensation expense for employee stock-based compensation plans, or 2) the provisions in SFAS 123 which require the pro forma disclosure of net income and earnings per share as if the recognition provisions of SFAS 123 had been adopted. SFAS 123 explicitly provides that employers may continue to account for their employee stock-based compensation plans using the accounting prescribed by Accounting Principles Board (APB) Opinion 25, "Accounting for Stock Issued to Employees" (APB 25). The company adopted the disclosure requirements of SFAS 123 effective January 1, 1996 and continues to account for its employee stock-based compensation plans under APB 25. Accordingly, the adoption of SFAS 123 had no impact on the company's financial position or results of operations. As the table below shows, had compensation cost for the company's stock option program been recognized based on the fair value at the grant date, consistent with the recognition provisions of SFAS 123, the impact on the company's net income and earnings per share would not have been material. However, since the options vest over five years and additional awards could be made in future years, the effects of applying SFAS 123 in 1997 are not likely to be representative of the effects on reported net income and earnings per share for future years.

                                      (31)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                                   Years ended December 31
                                1997         1996         1995
                             ----------------------------------
Net income (in thousands):
  Reported                   $405,610     $347,736     $290,290
  Pro-forma                   404,881      347,455      290,281
Basic earnings per share:
  Reported                     $4.18        $3.68        $3.21
  Pro-forma                     4.17         3.68         3.21
Diluted earnings per share:
  Reported                     $4.12        $3.62        $3.15
  Pro-forma                     4.11         3.61         3.15


The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997, 1996 and 1995, respectively; exercise price of $64.7661, $48.8219 and $38.2783; dividend yield of 1.220%, 1.492% and 1.937%;
expected volatility of .2070, .2110 and .2787; risk-free interest rate of 5.80%, 5.96% and 5.97%; and expected option term of 5.72, 5.52 and 5.52 years.

A summary of the company's stock option plan as of December 31, 1997, 1996 and 1995, and changes during the years ending on those dates, is presented below:


                                                           1997
                                              -----------------------------
                                                                   Weighted
                                                 Number          Avg. Price
Options                                       of Shares           per Share
---------------------------------------------------------------------------
Outstanding at beginning of year              4,049,879            $31.7892
Granted                                         449,274             64.7661
Exercised                                       430,314             57.3585
Expired or canceled                              34,909             34.5547
---------------------------------------------------------------------------
Outstanding at year-end                       4,033,930            $37.0004
---------------------------------------------------------------------------
Exercisable at year-end                       2,450,080            $26.9218
---------------------------------------------------------------------------
Weighted-average fair value
 per share of options granted
 during the year                               $18.38

                                      (32)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                                            1996
                                              -----------------------------
                                                                   Weighted
                                                 Number          Avg. Price
Options                                       of Shares           per Share
---------------------------------------------------------------------------
Outstanding at beginning of year              4,529,632            $24.0847
Granted                                         672,481             48.8219
Exercised                                     1,105,561             41.1025
Expired or canceled                              46,673             29.6053
---------------------------------------------------------------------------
Outstanding at year-end                       4,049,879            $31.7892
---------------------------------------------------------------------------
Exercisable at year-end                       2,512,278            $24.9806
---------------------------------------------------------------------------
Weighted-average fair value
 per share of options granted
 during the year                                $14.09

                                                           1995
                                              -----------------------------
                                                                   Weighted
                                                 Number          Avg. Price
Options                                       of Shares           per Share
---------------------------------------------------------------------------
Outstanding at beginning of year              5,064,871            $21.8212
Granted                                         297,684             38.2783
Exercised                                       764,494             34.4789
Expired or canceled                              68,429             29.3345
---------------------------------------------------------------------------
Outstanding at year-end                       4,529,632            $24.0847
---------------------------------------------------------------------------
Exercisable at year-end                       3,250,307            $20.7039
---------------------------------------------------------------------------
Weighted-average fair value
 per share of options granted
 during the year                               $11.80

The following table summarizes information about the plan's stock options at December 31, 1997:

                                      Weighted-Average
                               Number        Remaining                            Number
Range of                  Outstanding      Contractual    Weighted-Average   Exercisable  Weighted-Average
Exercise Prices           at 12/31/97    Life in Years      Exercise Price   at 12/31/97    Exercise Price
----------------------------------------------------------------------------------------------------------
$ 8.2500 to $25.0000          773,661             2.87            $17.9339       773,661          $17.9339
$25.0630 to $30.0630        1,568,918             5.62             27.8143     1,175,798           28.0060
$34.5000 to $72.7260        1,691,351             8.27             54.2430       500,621           38.2654
----------------------------------------------------------------------------------------------------------
Total                       4,033,930             6.20            $37.0004     2,450,080          $26.9218
----------------------------------------------------------------------------------------------------------

                                      (33)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


18.  SHAREHOLDERS' RIGHTS PLAN
------------------------------
In December 1991, the Board of Directors of the company declared a dividend distribution of one preferred share purchase right (a Right) for each outstanding share of the company's common stock. Each Right entitles its holder to purchase from the company one one-hundredth of a share of the company's Junior Participating Cumulative Preferred Shares at a price of $160, subject to certain adjustments. Initially, the Rights are attached to the common stock and will not be transferable separately nor become exercisable until the earlier to occur of (i) ten business days following the date of the public announcement by the company (the Shares Acquisition Date) that a person or group of persons has acquired or obtained the right to acquire beneficial ownership of 10% or more of the outstanding shares of the company's common stock and (ii) ten business days (or later as may be determined by the Board of Directors) after the announcement or commencement of a tender offer or exchange offer which, if successful, would result in the bidder owning 10% or more of the outstanding shares of the company's common stock. However, no person shall be deemed to have acquired or obtained the right to acquire the beneficial ownership of 10% or more of the outstanding shares of the company's common stock, if the Board of Directors determines that such acquisition is inadvertent, and such person promptly divests itself of a sufficient number of shares to be below the 10% ownership threshold.

   If the acquiring person or group acquires beneficial ownership of 10% or more of the company's common stock (except pursuant to a tender or exchange offer for all outstanding common stock of the company, determined by the company's independent directors to be at a fair price and in the best interests of the company and its shareholders), each holder of a Right (other than the acquirer) will be entitled to purchase, for $160, that number of shares of common stock of the company having a fair value of $320. Similarly, if after an acquiring person or group so acquires 10% or more of the company's common stock, the company is acquired in a merger or other business combination and is not the surviving entity, or its common stock is changed or exchanged in whole or in part, or 50% or more of the company's assets, cash flow or earning power is sold, each holder of a Right (other than the acquirer) will be entitled to purchase, for $160, that number of shares of common stock of the acquiring company having a fair value of $320. The Board of Directors may redeem the Rights in whole at $.01 per Right at any time prior to ten business days following the Shares Acquisition Date. Further, at any time after a person or group acquires 10% or more, but less than 50%, of the company's common stock, the Board of Directors of the company may exchange the Rights (other than those held by the acquirer) in whole or in part, at an exchange ratio of one share of common stock per Right. The Board of Directors may also amend the Rights at any time prior to the Shares Acquisition Date. The Rights will expire on December 12, 2001, unless earlier redeemed or exchanged.

                                      (34)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


19.  RELATED PARTY TRANSACTIONS
-------------------------------
Since 1989, MBIA Corp. has executed five surety bonds to guarantee the payment obligations of the members of the Association which had their Standard & Poor's Corporation claims-paying rating downgraded from Triple-A on their previously issued Association policies. In the event that they do not meet their Association policy payment obligations, MBIA Corp. will pay the required amounts directly to the paying agent. The aggregate outstanding exposure on these surety bonds as of December 31, 1997 is $340 million.

   In 1995, the company sold 78,000 shares of Credit Local de France, a former major shareholder. Realized gains from the sale amounted to $3.5 million.

   The company had investment management and advisory agreements with an affiliate of a former principal shareholder, which provided for payment of fees on assets under management. Total related expenses for the year ended December 31, 1995 amounted to $2.5 million. These agreements were terminated on January 1, 1996, at which time CMC assumed full management of MBIA Corp.'s consolidated investment portfolios.



   The company has various insurance coverages provided by a former principal shareholder, the cost of which totaled $2.2 million, $2.1 million and $1.9 million, respectively, for the years ended December 31, 1997, 1996 and 1995.

   MuniServices provides financing to Capital Asset under various borrowing arrangements. The net balance outstanding under these agreements at December 31, 1997 and 1996 were $49.7 million and $15.7 million, respectively, including accrued interest, and is included in other assets on the company's consolidated balance sheet. Net interest earned under these agreements during 1997 and 1996 was $7.0 million and $2.1 million, respectively.

     Certain officers of Dillon, Read & Co. Inc. are directors of CapMAC, and receive no compensation from CapMAC. Dillon, Read & Co. Inc., which serves as investment manager for Saratoga Partners II, a principal stockholder of CapMAC, received an advisory retention fee of $0.2 million in 1995. Additionally, in 1995 Dillon, Read & Co. Inc. received advisory fees of $4.0 million from CapMAC related to the offerings of its common stock.


20. PUBLIC OFFERINGS OF COMMON STOCK
------------------------------------
In July 1997, the company completed a public offering of 2,300,000 new shares of the company's common stock. The company realized $126 million in new capital from the offering. In February 1996, the company completed a public offering of 7,780,000 shares of the company's common stock. Of the shares offered, 6,240,000 were sold by an existing shareholder and 1,540,000 were new shares offered by the company. The company realized $55 million in new capital from the offering.

     In  July  1996,   CapMAC  completed  a  public  offering  by  some  of  its
stockholders of 3,737,500 shares (1,747,281 as restated subsequent to the merger

                                      (35)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


with MBIA Inc.) of common stock. CapMAC did not receive any proceeds from the offering but incurred costs of $0.4 million.

     In July 1995, CapMAC sold 500,001 shares (233,750 as restated) of common stock to ORIX USA Corporation ("ORIX"), a subsidiary of ORIX Corporation, a leading Japanese leasing company, resulting in $10 million in new capital.

     In December 1995, CapMAC sold 2,500,000 new shares (1,168,775 as restated) of its common stock in an initial public offering, resulting in $50 million of new capital. In conjunction with the offering, CapMAC also sold 500,000 shares (233,750 as restated) of common stock to Centre Reinsurance Limited, a wholly owned subsidiary of The Zurich Insurance Company, in a private placement, resulting in $10 million of new capital.

     In June 1992, CapMAC granted 2,230,025 warrants (1,042,537 as restated) to non-employee stockholders of CapMAC to purchase common stock. The warrants expire in June 1999. During 1996, 551,390 warrants (257,775 as restated) were exercised. The exercise of the warrants being cashless resulted in the issuance of 321,758 shares (150,422 as restated) of common stock. During 1997, CapMAC exercised its right to purchase all outstanding warrants for its common stock. As a result, 94,789 warrants (44,314 as restated) were exercised for cash resulting in the issuance of 94,789 shares (44,314 as restated) of common stock, and 1,583,846 warrants (740,448 as restated) were exercised on a cashless basis resulting in the issuance of 810,371 shares (378,848 as restated) of common stock.


21. FAIR VALUE OF FINANCIAL INSTRUMENTS
---------------------------------------
The estimated fair value amounts of financial instruments shown in the following table have been determined by the company using available market information and appropriate valuation methodologies. However, in certain cases considerable judgment is necessarily required to interpret market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amount the company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Fixed-maturity securities - The fair value of fixed-maturity securities is based upon quoted market prices, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Short-term investments - Short-term investments are carried at amortized cost which approximates fair value.

                                      (36)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


Other investments - Other investments include the company's interest in a limited partnership and a mutual fund that invests principally in marketable equity securities. The fair value of these investments is based on quoted market prices.

Municipal investment agreement portfolio - The municipal investment agreement portfolio is comprised of fixed-maturity securities and short-term investments. Its fair value equals the quoted market prices, if available, of its fixed-maturities plus the amortized cost of its short-term investments which, because of their short duration, is a reasonable estimate of fair value. If a quoted market price is not available for a fixed-maturity security, fair value is estimated using quoted market prices for similar securities.

Cash and cash equivalents, receivable for investments sold, short-term debt, and payable for investments purchased - The carrying amounts of these items are a reasonable estimate of their fair value.

Securities borrowed or purchased under agreements to resell - The fair value is estimated based upon the quoted market prices of the transactions' underlying collateral.

Prepaid reinsurance premiums - The fair value of the company's prepaid reinsurance premiums is based on the estimated cost of entering into an assumption of the entire portfolio with third-party reinsurers under current market conditions.

Deferred premium revenue - The fair value of the company's deferred premium revenue is based on the estimated cost of entering into a cession of the entire portfolio with third-party reinsurers under current market conditions.

Loss and loss adjustment expense reserves - The carrying amount is composed of the present value of the expected cash flows for specifically identified claims combined with an estimate for unidentified claims. Therefore, the carrying amount is a reasonable estimate of the fair value of the reserve.

Long-term debt - The fair value is estimated based on the quoted market prices for the same or similar securities.

Municipal investment agreements and municipal repurchase agreements - The fair values of municipal investment agreements and municipal repurchase agreements are estimated using discounted cash flow calculations based upon interest rates currently being offered for similar agreements with maturities consistent with those remaining for the agreements being valued.

Securities loaned or sold under agreements to repurchase - The fair value is estimated based upon the quoted market prices of the transactions' underlying collateral.

                                      (37)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


Installment premiums - The fair value is derived by calculating the present value of the estimated future cash flow stream discounted at 9%.


                            As of December 31, 1997    As of December 31, 1996
                           ------------------------   ------------------------
                             Carrying    Estimated       Carrying   Estimated
In thousands                   Amount   Fair Value         Amount  Fair Value
-----------------------------------------------------------------------------
ASSETS:
Fixed-maturity securities  $5,211,311   $5,211,311     $4,455,122  $4,455,122
Short-term investments        303,898      303,898        209,840     209,840
Other investments              51,693       51,693         49,737      49,737
Municipal investment
 agreement portfolio        3,341,394    3,341,394      3,293,298   3,293,298
Cash and cash equivalents      26,296       26,296         10,266      10,266
Securities borrowed
 or purchased under
 agreements to resell         472,963      473,841        217,000     219,718
Prepaid reinsurance
 premiums                     289,508      245,613        235,335     203,095
Receivable for
 investments sold              13,435       13,435            980         980

LIABILITIES:
Deferred premium revenue    2,090,460    1,795,890      1,854,137   1,596,497
Loss and loss adjustment
 expense reserves             103,061      103,061         70,299      70,299
Municipal investment
 agreements                 1,974,165    2,024,230      2,290,609   2,297,272
Municipal repurchase
 agreements                 1,177,022    1,214,641        968,671     982,410
Long-term debt                488,878      536,871        389,010     417,976
Short-term debt                20,000       20,000         29,100      29,100
Securities loaned or sold
 under agreements to
 repurchase                   606,263      607,304        217,000     221,575
Payable for investments
 purchased                     44,007       44,007         52,029      52,029

OFF-BALANCE SHEET
 INSTRUMENTS:
Installment premiums              ---      536,929            ---     442,986


22.  SUBSEQUENT EVENT
---------------------
On July 21, 1998, MBIA Inc. announced that it expects that the company's unallocated loss reserve will be sufficient to meet anticipated losses arising from the bankruptcy filing of Delaware Valley Obligated Group (DVOG). As a


                                      (38)

                           MBIA INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


result, the company does not expect losses from this insured credit to affect its earnings. MBIA has insured $256 million of net par outstanding of DVOG, an entity comprising five hospitals and a medical university in the Philadelphia area that is part of Allegheny Health, Education and Research Foundation (AHERF) based in Pittsburgh, Pa. AHERF has announced that DVOG will be part of a bankruptcy reorganization filing. As of December 31, 1997, the company's unallocated case reserve was $78 million.


23.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)
------------------------------------------------
A summary of selected quarterly income statement information follows:

In thousands except per share amounts

1997                          First     Second      Third     Fourth      Year
------------------------------------------------------------------------------
Gross premiums written     $108,807   $184,043   $146,941   $212,099  $651,890
Net premiums written         98,479    154,937    123,309    158,639   535,364
Premiums earned              83,380     85,452     87,687     93,018   349,537
Investment income and
 realized gains and losses   76,056     75,647     83,536     86,495   321,734
All other revenues           18,754     19,179     24,093     30,472    92,498
Income before income taxes  124,358    126,224    137,194    137,476   525,252
Net income                 $ 98,474   $ 98,175   $106,552   $102,409  $405,610
------------------------------------------------------------------------------
Net income per common share:
  Basic                    $   1.03   $   1.02    $  1.09    $  1.04   $  4.18
  Diluted                  $   1.01   $   1.01    $  1.07    $  1.03   $  4.12
------------------------------------------------------------------------------


1996                          First     Second      Third     Fourth      Year
-------------------------------------------------------------------------------
Gross premiums written     $135,628   $152,773   $ 97,124   $147,988  $533,513
Net premiums written        119,003    135,756     83,959    124,839   463,557
Premiums earned              69,180     72,054     74,581     76,454   292,269
Investment income and
 realized gains and losses   67,018     69,161     72,063     69,733   277,975
All other revenues           14,448     16,542     13,852     15,741    60,583
Income before income taxes  110,346    111,940    115,065    111,064   448,415
Net income                 $ 84,511   $ 86,960   $ 89,610   $ 86,655  $347,736
------------------------------------------------------------------------------
Net income per common share:
  Basic                    $   0.90   $   0.92   $   0.95    $  0.91   $  3.68
  Diluted                  $   0.89   $   0.91   $   0.93    $  0.89   $  3.62
------------------------------------------------------------------------------

                                      (39)